SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): August 27, 2002


                               COMDIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                            0-9023                 94-2443673
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(State or other jurisdiction             (Commission          (IRS Employer
     of incorporation)                   File Number)        Identification No.)





106 Cattlemen Road
Sarasota, Florida                                                    34232
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:           (941) 554-5000
                                                              --------------



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ITEM 5.           OTHER EVENTS

     The American Arbitration Association (the "AAA") issued an award in favor of Comdial Corporation (the "Company") in the arbitration between the Company and ePHONE Telecom, Inc. ("ePHONE") of Herndon, Virginia. The AAA denied all claims made in the arbitration by ePHONE and ordered ePHONE to pay the Company $1,730,903.13 on the Company's counterclaim. Such amount must be paid by ePHONE within 30 days of the date of the award. In addition, ePHONE is responsible for payment of all of the administrative fees and expenses of the AAA, plus the compensation of the three arbitrators who presided over the arbitration. Accordingly, ePHONE must reimburse the Company a further $38,191.43 in fees previously advanced to the AAA by the Company. The AAA issued the foregoing award on August 27, 2002 and notified the Company and ePHONE of its decision by letter dated August 29, 2002. No assurance can be given that the Company will be successful in collecting the foregoing award.

     As previously disclosed, ePHONE filed this arbitration action with the AAA in Washington, DC on October 2, 2001, alleging fraud in the inducement, among other things, arising from the alleged breach of an exclusive license agreement. ePHONE was seeking rescission of the agreement and a return of the full amount of the approximately $2.7 million it had paid to Comdial thereunder, as well as compensatory and punitive damages totaling an additional $10 million. Comdial filed its counterclaim against ePHONE for an amount in excess of $2 million based on ePHONE's failure to make minimum royalty payments due under the agreement and for loss of future revenues based on ePHONE's breach of the agreement and the resulting termination thereof. The arbitration proceeding was concluded on May 31, 2002, and both parties filed post-hearing briefs and reply briefs on July 8, 2002 and July 22, 2002, respectively.



FORWARD-LOOKING STATEMENTS

     This Form 8-K contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business, the illiquidity caused by the delisting of its stock from the Nasdaq SmallCap Market and its ability to obtain a listing on NASD's OTC-BB, Nasdaq or another national exchange, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to meets its obligations to its suppliers and its lenders, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcomes of pending disputes or litigation and the various other factors set forth from time to time in Comdial's filings with the SEC, including but not limited to Comdial's most recent Form 10-K and 10-Q. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  COMDIAL CORPORATION



                                  By: /s/ Paul K. Suijk
                                      -----------------------------------
                                      Paul K. Suijk Senior Vice President
                                      and Chief Financial Officer



Dated:  September 5, 2002

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